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                                                     EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 1994 in the Annual Report on Form 10-K for the year ended December 31, 1993 of Marshall & Ilsley Corporation in the Registration Statement on Form S-8 pertaining to the Valley Bancorporation 1992 Incentive Stock Plan, the Valley Bancorporation 1992 Outside Directors' Stock Option Plan, the Valley Bancorporation 1988 Nonqualified Stock Option Plan, the Valley Bancorporation 1986 Amended and Restated Stock Option Plan, the Community Banks, Inc. 1986 Incentive Stock Option Plan, the Community Banks, Inc. 1984 Incentive Stock Option Plan, and the Community Banks, Inc. 1983 Incentive Stock Option Plan.





                              /s/ ARTHUR ANDERSON & CO.
                              -----------------------------
                              ARTHUR ANDERSEN & CO.



Milwaukee, Wisconsin,
May 25, 1994.